SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 10, 2014

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 Hayden Avenue, Lexington, Massachusetts  02421

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 10, 2014, the registrant, Cubist Pharmaceuticals, Inc. (“Cubist”) and ACS Dobfar, SpA (“ACS”) entered into a Seventh Amendment to the September 30, 2001 Manufacturing and Supply Agreement (“Agreement”) under which ACS supplies Cubist with Active Pharmaceutical Ingredient (“API”) for CUBICIN® (daptomycin for injection).  The Seventh Amendment provides for: (a) an extension of the initial term of the Agreement until 2024, which may be extended by Cubist for an additional two-year period, (b) revisions to the volume-based pricing charged for API, and (c) relief from the minimum percentage volume requirements for such API in certain situations.

The foregoing description of the Seventh Amendment contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the complete text of the Seventh Amendment, which will be filed with the Securities and Exchange Commission as an exhibit to the registrant’s Quarterly Report on Form 10-Q for the quarter ending on September 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

	By:	/s/ Thomas J. DesRosier
Thomas J. DesRosier
Executive Vice President, Chief Legal & Administrative Officer

Date: July 14, 2014